Exhibit 10.32

ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

FOR VALUE RECEIVED, Bourns Productions, Inc., a Nevada corporation (“Assignor”) hereby assigns, conveys, transfers, and sets over to Dragonfly Energy Corp., a Nevada corporation (“Assignee”), its successors and assigns, all of Assignor’s right, title, and interest in, to, and under that certain Commercial Lease dated as of September 4, 2015 (as amended, the “Lease”) made by and between Los Angeles 1nm & Steel Company, as successor in interest to Meiser Enterprises, as landlord, (“Landlord”) and Assignor, as tenant. covering Suite 3 in the property located at 320 Western Road, Reno, Nevada 89506, together with all options, rights, contracts, licenses, permits, deposits, and profits appurtenant to or related to the Lease. This Assignment and Assumption of Lease Agreement is subject to the terms and conditions of that certain Asset Purchase Agreement dated January 1, 2022 between Bourns Productions, Inc. and Dragonfly, Energy Corp. (the “Purchase Agreement”).

Assignee hereby accepts the foregoing assignment and assumes all of the obligations of Assignor as tenant under the Lease accruing from and after the date hereof and agrees, for the benefit of Assignor, its successors and assigns, and for the benefit or Landlord, its successors and assigns, to pay, perform, discharge when due, and otherwise satisfy in due course all of such obligations and liabilities of the tenant under and in accordance with the provisions of the Lease.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment and Assumption of Lease Agreement as of January I, 2022.

LANDLORD:		ASSIGNOR:

In accordance with Section 5 of the Lease, Landlord hereby consents in writing to this Assignment.		BOURNS PRODUCTIONS. INC.. a Nevada corporation,

LOS ANGELES IRON & STEEL CO.

By:	/s/Mary Watkins	By:	/s/ Tyler Bourns
Name:	Mary Watkins	Name:	Tyler Bourns
Title:	Executive VP	Title:	President

ASSIGNEE:

DRAGONFLY ENERGY CORP., a Nevada
Corporation,

		By:	/s/ Denis Phares
		Name:	Denis Phares
		Title:	CEO